Exhibit 99.1

Hurricane Harvey Update September 11, 2017

2 Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning the unknown impact and effects of Hurricane Harvey on our businesses and our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “continuing,” “could,” “evaluate,” “expects,” “indicate,” “may,” “plan,” “projects,” “view” or “would” or the negative of these words and phrases or similar words or phrases. For a discussion of other risks, uncertainties and factors, see the risk factors described in our most recent Annual Report on Form 10-K , and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

3 Summary All employees in the affected areas are safe We are continuing to monitor and evaluate the impact of this catastrophe, but all of our businesses are fully operational Our teams are reaching out to help evaluate our customers needs and to provide assistance and support Access to cash and banking services is vital to those areas that have been impacted. Our branches and ATMs provide an essential service to the communities they serve, and we worked diligently to restore our operations in the affected markets. Throughout our efforts, the safety of our employees, customers, and community residents remained paramount.

4 Business Impact Overview Branches and Corporate Real Estate – Hilltop operates 20 offices in the hurricane affected markets. Of those, one HilltopSecurities facility is not fully operational as a result of significant flood damage. All associates in the flooded office have been relocated to other branches and are functioning in a normal capacity. Commercial Lending – Approximately 11% of total bank loans are located inside the hurricane affected areas. Initial calls with clients currently indicate limited flood and/or wind damage. Overall economic activity and impact of ongoing business flows is currently unknown. Loans in hurricane affected markets (1) Loan Type Balances ($ in millions) Commercial Real Estate 528 Single Family Residential 23 Personal Loans 1 Agricultural Loans 0 Business 99 Total Impacted Loans 652 (1) Loans with collateral domiciled in hurricane affected area

5 Business Impact Overview Cont’d Mortgage Banking – We are evaluating previously rate locked volume in affected areas and flood protection for “loans in process” Funded loans, not yet sold into the secondary markets, equate to approximately $40 million. We are continuing to assess which, if any, may have been affected by flooding. Exposure could be subject to reappraisal, borrower’s ability to repay, and flood insurance Insurance – Evaluating claims and policy exposures for our clients as they are submitted Catastrophic reinsurance program for insurance losses in excess of $8 million and up to $105 million . Early analysis expects gross losses to be well below the $105 million coverage limit.

6 Ongoing Support We recognize the recovery effort will be lengthy and have taken the following steps to assist our customers. Refunding of surcharge fees assessed by automated teller machines (ATMs) operated by other owners Waiving automated teller machine (ATM) fees on bank-owned ATMs located in affected areas Increased ATM daily cash withdrawal limits Waiving of early withdrawal penalties on time deposits (case by case basis) Waiving overdraft fees (case by case basis) Expedited setup of digital banking, mobile deposit, and flexibility with mobile deposit daily limits No late fees for loan payments through November 30, 2017 Residential loan payment deferrals (case by case basis)